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                                                                     EXHIBIT 5.1
                               CONNER & WINTERS

                          A PROFESSIONAL CORPORATION

                                    LAWYERS

                            2400 FIRST PLACE TOWER

                             15 EAST FIFTH STREET

                          TULSA, OKLAHOMA 74103-4391

                                (918) 586-5711

                              FAX (918) 586-8982


                                March 31, 1995

T/SF Communications Corporation
2407 E. Skelly Drive
Tulsa, Oklahoma 74105

         Re:  T/SF Communications Corporation
              Registration Statement on Form S-4
              (File No. 33-57587) (the "Registration Statement")
              --------------------------------------------------

Gentlemen:

     We have acted as counsel for T/SF Communications Corporation, a Delaware corporation ("Communications"), in connection with the registration under the Securities Act of 1933, as amended, of three million eight hundred eighty two thousand seven hundred ninety (3,882,790) shares of Communications' Common Stock, $0.10 par value per share (the "Shares"), to be offered by Communications to stockholders of Tribune/Swab-Fox Companies, Inc., a Delaware corporation ("Tribune/Swab-Fox"). As described in the Registration Statement, Communications is offering the Shares pursuant to an Agreement and Plan of Merger dated January 25, 1995; as amended (the "Merger Agreement"), between Communications and Tribune/Swab-Fox.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals from which such copies were made.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of Communications.

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T/SF Commissions Corporation
March 31, 1995
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Proxy Statement/Prospectus constituting a part thereof under the caption "Legal Matters."

                               Very truly yours,

                               CONNER & WINTERS,
                               A Professional Corporation

                               /s/ Conner & Winters, A Professional Corporation